UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

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Trilogy Metals Inc.

(Exact name of registrant as specified in its charter)

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British Columbia	001-35447	98-1006991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 1150, 609 Granville Street
Vancouver, British Columbia
Canada, V7Y 1G5

(Address of principal executive offices, including zip code)

(604) 638-8088

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2018, Trilogy Metals Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald Canada Corporation (“CFCC”) as lead underwriter and sole bookrunner, together with Cormark Securities Inc., BMO Nesbitt Burns Inc. and Roth Capital Partners, LLC (the “Underwriters”), in connection with a public offering of the Company’s common shares.

Pursuant to the Underwriting Agreement, the Company agreed to issue and sell an aggregate of 21,551,724 common shares (the “Shares”), offered by the Underwriters in a public offering at a price to the public of $1.16 per Share (the “Offering”). Under the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 3,232,758 Shares at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any. The Underwriters have indicated that they expect to exercise this option at the closing of the Offering. The Offering is expected to close on April 20, 2018, subject to customary closing conditions. Anticipated net proceeds to the Company are expected to be approximately $27.7 million, before expenses and assuming exercise of the Underwriters’ over-allotment option.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Company shall not, without the prior written consent of CFCC, on behalf of the Underwriters, issue, offer to sell or otherwise dispose of or enter into any transaction to sell or issue or announce the issue of, any equity securities of the Company, or any securities convertible into, or exercisable, or exchangeable for, any equity securities of the Company, for a period of 90 days following the closing date, except: (i) pursuant to the Underwriting Agreement; (ii) pursuant to the grant of options or other equity-based awards pursuant to any stock compensation plan in effect as of the date of the Underwriting Agreement and which is disclosed in the prospectus or prospectus supplement; (iii) the issuance of common shares of the Company upon the exercise of any options or warrants outstanding as of the date of the Underwriting Agreement.

All directors, executive officers and certain pre-existing shareholders of the Company have agreed, subject to limited exceptions, not to offer, sell, transfer, pledge, assign, enter into any swap transactions or otherwise dispose of any equity securities of the Company owned, or any securities convertible into, or exercisable, or exchangeable for, any equity securities of the Company owned, directly or indirectly by such directors, executive officers or pre-existing shareholders, or publicly announce an intention to do any of the foregoing, until 90 days after the date of the Underwriting Agreement, without the prior written consent of CFCC, on behalf of the Underwriters.

The Offering will be completed by way of a final prospectus supplement dated April 16, 2018 in both Canada and the United States to its Canadian short form base shelf prospectus dated November 21, 2017 and the U.S. shelf registration statement on Form S-3 (No. 333-220484) (the “Registration Statement”) that was declared effective on November 21, 2017.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference as an exhibit to, the Registration Statement.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Blake, Cassels & Graydon LLP relating to the validity of the Shares that may be sold in the Offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference as an exhibit to, the Registration Statement.

Item 7.01	Regulation FD Disclosure

On April 17, 2018, Trilogy Metals Inc. issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated April 16, 2018
5.1	Opinion of Blake, Cassels & Graydon LLP
23.1	Consent of Blake, Cassels & Graydon LLP (contained in Exhibit 5.1)
99.1	Press Release, dated April 16, 2018, announcing the Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILOGY METALS INC.

Dated:	April 19, 2018	By:	/s/ Elaine Sanders
Elaine Sanders, Chief Financial Officer